Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 1996, appearing on page 17 of Compaq Computer Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts."


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Houston, Texas
October 31, 1996